UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   January 26, 2005

VIACELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51110	04-3244816

(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:       (617) 914-3400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
SIGNATURE

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The closing of the initial public offering of ViaCell, Inc. (the “Company”) on January 26, 2005 triggered a mandatory repayment obligation under the Company’s promissory notes (the “Notes”) issued to entities affiliated with MPM Asset Management LLC (collectively, “MPM”). The Notes, totaling $14.0 million in aggregate principal amount, were issued as a part of the Company’s acquisition of Kourion Therapeutics in September 2003 and mature on September 30, 2007, but are subject to mandatory repayment upon the earlier to occur of an initial public offering of the Company’s common stock and the sale of the Company. The notes bear interest at a rate of 8% per annum payable in arrears in cash accruing on the unpaid principal balance of the notes, compounded annually and payable on the maturity date. In satisfaction of the mandatory repayment obligation, the Company paid $15,509,760.00 to MPM on January 26, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACELL, INC.
Date: January 31, 2005	By:	/s/ Stephen Dance
		Name:	Stephen Dance
		Title:	Chief Financial Officer